Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$790,900
Unrealized Gain (Loss) on Market Value of Futures	374,470
Dividend Income	406
Interest Income	31
Total Income (Loss)	$1,165,807

Expenses
Investment Advisory Fee	$7,803
Brokerage Commissions	853
Non-interested Directors' Fees and Expenses	69
Other Expenses	22,072
Total Expenses	30,797
Expense Waiver	(20,511)
Net Expenses	$10,286
Net Gain (Loss)	$1,155,521

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/10	$11,459,510
Net Gain (Loss)	1,155,521

Net Asset Value End of Period	$12,615,031
Net Asset Value Per Unit (200,000 Units)	$63.08

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502